UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2009

State Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	001-14783	11-2846511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza
Jericho, NY 11753
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (516) 465-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      OTHER EVENTS

Results of Reconvened Special Stockholders’ Meeting

On December 1, 2009, State Bancorp, Inc. (the “Company”) reconvened its special meeting of stockholders (the “Meeting”) that was adjourned from November 17, 2009 in order to give stockholders of the Company sufficient opportunity to cast votes on Proposal 3. Proposal 3 sought stockholder approval to amend the Company's Certificate of Incorporation to reduce the director and stockholder vote required to approve certain business combinations. Proposal 3 was passed at the reconvened Meeting. As reported on a Form 8-K filed on November 18, 2009, Proposals 1 and 2 were passed at the November 17, 2009 Meeting. Set forth below are the results for Proposals 1, 2 and 3.

Proposal 1 – Amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 50,000,000.

For: 10,735,052
Against: 2,211,185
Abstained: 44,744
Broker non-votes: 0

The Proposal was approved by the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Meeting. The Proposal therefore passed.

Proposal 2 – Amendment to the Company’s Certificate of Incorporation to eliminate the classified board and provide for the annual election of the Board of Directors.

For: 12,207,048
Against: 731,875
Abstained: 52,058
Broker non-votes: 0

The Proposal was approved by the affirmative vote of holders of at least 80% of the outstanding shares of common stock entitled to vote at the Meeting. The Proposal therefore passed.

Proposal 3 – Amendment to the Company’s Certificate of Incorporation to reduce the director and stockholder vote required to approve certain business combinations.

For: 11,905,169
Against: 1,300,887
Abstained: 89,007
Broker non-votes: 0

The Proposal was approved by the affirmative vote of holders of at least 80% of the outstanding shares of common stock entitled to vote at the Meeting. The Proposal therefore passed.

The press release announcing the foregoing is filed herewith as Exhibit 99.1.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibit is filed as part of this report.

Exhibit 99.1                      Press release of the Company dated December 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2009	State Bancorp, Inc.

	By:	/s/ Brian K. Finneran
Brian K. Finneran Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of the Company dated December 1, 2009.